SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Donegal Group Inc.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3)
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
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(2) Aggregate number of securities to which transaction applies:
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(3) Per unit price or other underlying value of transaction computed pursuant to
    Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: ____________________________________________

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(4) Date Filed: ________________________________________________________

                               DONEGAL GROUP INC.

                          ---------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 18, 1996

                          ---------------------------

To the Stockholders of
DONEGAL GROUP INC.:

     The Annual Meeting of Stockholders of Donegal Group Inc. (the 'Company') will be held at 10:00 a.m., prevailing time, on April 18, 1996, at the Company's offices, 1195 River Road, Marietta, Pennsylvania 17547, for the following purposes:

     1. To elect three Class A directors, to serve until the expiration of their three-year terms and until their successors are elected;

     2. To act upon the election of KPMG Peat Marwick LLP as auditors for the Company for 1996;

     3. To act upon the adoption of the Company's 1996 Employee Stock Purchase Plan;

     4. To act upon the adoption of the Company's 1996 Equity Incentive Plan;
        and

     5. To transact such other business as may properly come before the Annual Meeting and any adjournment, postponement or continuation thereof.

     The Board of Directors has fixed the close of business on February 23, 1996 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting.

     A copy of the Company's Annual Report for the year ended December 31, 1995 is being mailed to stockholders together with this Notice.

     Holders of Common Stock are requested to complete, sign and return the enclosed form of proxy in the envelope provided whether or not they expect to attend the Annual Meeting in person.

                                          By Order of the Board of Directors,

                                          /s/ Donald H. Nikolaus

                                          Donald H. Nikolaus,
                                          President and Chief Executive Officer

March 26, 1996
Marietta, Pennsylvania

                               DONEGAL GROUP INC.
                          ---------------------------

     This Proxy Statement and the form of proxy enclosed herewith, which are first being mailed to stockholders on or about March 26, 1996, are furnished in connection with the solicitation by the Board of Directors of Donegal Group Inc. (the 'Company') of proxies to be voted at the Annual Meeting of Stockholders (the 'Annual Meeting') to be held at 10:00 a.m., prevailing time, on April 18, 1996, and at any adjournment, postponement or continuation thereof, at the Company's principal executive offices, which are located at 1195 River Road, Marietta, Pennsylvania 17547.

     Shares represented by proxies in the accompanying form, if properly signed and returned, will be voted in accordance with the specifications made thereon by the stockholders. Any proxy not specifying to the contrary will be voted in favor of the adoption of the proposals referred to in the Notice of Annual Meeting and for the election of the nominees for director named below. A stockholder who signs and returns a proxy in the accompanying form may revoke it at any time before it is voted by giving written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company or by attending the Annual Meeting and voting in person.

     The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. Such solicitation will be made by mail and may also be made on behalf of the Company in person or by telephone or telegram by the Company's regular officers and employees, none of whom will receive special compensation for such services. The Company, upon request therefor, will also reimburse brokers, nominees, fiduciaries and custodians and persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to beneficial owners.

     Only holders of Common Stock of record at the close of business on February 23, 1996 will be entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on all matters to come before the Annual Meeting. Cumulative voting rights do not exist with respect to the election of directors.

     As of the close of business on February 23, 1996, the Company had outstanding 4,276,944 shares of Common Stock, $1.00 par value. A majority of the outstanding shares will constitute a quorum at the Annual Meeting. As of February 23, 1996, Donegal Mutual Insurance Company (the 'Mutual Company') owned 2,507,633 shares of the Company's outstanding Common Stock, or approximately 58.6% of the Company's outstanding Common Stock. The Mutual Company has advised the Company that the Mutual Company will vote its shares for the election of Robert S. Bolinger, Patricia A. Gilmartin and Philip H. Glatfelter, II as directors, for the election of KPMG Peat Marwick LLP as auditors for 1996, for the adoption of the Company's 1996 Employee Stock Purchase Plan and for the adoption of the Company's 1996 Equity Incentive Plan. Accordingly, Messrs. Bolinger and Glatfelter and Mrs. Gilmartin will be elected as directors, KPMG Peat Marwick LLP will be elected as auditors for the Company for 1996 and the Company's 1996 Employee Stock Purchase Plan and the Company's 1996 Equity Incentive Plan will be approved regardless of the votes of the Company's stockholders other than the Mutual Company.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth as of February 23, 1996 the amount and percentage of the Company's outstanding Common Stock beneficially owned by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table, other than Harry
E. Newman, who died in January 1996, and (iv) all executive officers and directors of the Company as a group.


                                                                                  SHARES         PERCENT OF
                              NAME OF INDIVIDUAL                                BENEFICIALLY OUTSTANDING COMMON
                             OR IDENTITY OF GROUP                                OWNED (1)        STOCK (2)
------------------------------------------------------------------------------  -----------  -------------------
5% HOLDERS:
  Donegal Mutual Insurance Company............................................    2,507,633            58.6%
     1195 River Road
     Marietta, Pennsylvania 17547
  Putnam Investments, Inc.....................................................      252,000             5.9%(3)
     One Post Office Square
     Boston, Massachusetts 02109
DIRECTORS:
  C. Edwin Ireland............................................................        5,000              --
  Donald H. Nikolaus..........................................................       89,340(4)          2.1%
  Patricia A. Gilmartin.......................................................        1,200              --
  Philip H. Glatfelter, II....................................................        1,400              --
  R. Richard Sherbahn.........................................................          100              --
  Robert S. Bolinger..........................................................          600              --
  Thomas J. Finley, Jr........................................................          450              --
EXECUTIVE OFFICERS:
  Ralph G. Spontak............................................................       58,530(5)          1.4%
  William H. Shupert..........................................................        2,785              --
  Frank J. Wood...............................................................       13,025(6)           --
  All directors and executive officers as a group (11 persons)................      172,430(7)          3.9%

------------------
(1) Information furnished by each individual named. This table includes shares that are owned jointly, in whole or in part, with the person's spouse, or individually by such person's spouse.

(2) Less than 1% unless otherwise indicated.

(3) Based upon information contained in a Schedule 13G of Putnam Investments, Inc. ('Putnam') received by the Company on or about February 9, 1996. According to this Schedule 13G, certain Putnam investment managers (together with their parent corporations, Putnam Investments, Inc. and Marsh & McLennan Companies, Inc.) are considered beneficial owners of these shares, which were acquired for investment purposes by such investment managers for certain of their advisory clients.

(4) Includes 65,000 shares of Common Stock which Mr. Nikolaus has the option to purchase under the Company's 1986 Equity Incentive Plan at prices ranging from $9.00 to $12.00 per share, all of which options are currently exercisable. See 'Certain Transactions.'

(5) Includes 53,000 shares of Common Stock which Mr. Spontak has the option to purchase under the Company's 1986 Equity Incentive Plan at prices ranging from $9.00 to $12.00 per share, all of which options are currently exercisable.

(6) Includes 10,000 shares of Common Stock which Mr. Wood has the option to purchase under the Company's 1986 Equity Incentive Plan at prices ranging from $9.00 to $12.00 per share, all of which options are currently exercisable.

(7) Includes 128,000 shares of Common Stock subject to options to purchase under the Company's 1986 Equity Incentive Plan, all of which options are currently exercisable.

     Section 16 of the Securities Exchange Act of 1934 (the 'Exchange Act') requires that the officers and directors of a corporation, such as the Company, which has a class of equity securities registered under Section 12 of the Exchange Act, as well as persons who own more than 10% of a class of equity securities of such a corporation, file reports of their ownership of such securities, as well as monthly statements of changes in such ownership, with the corporation, the Securities and Exchange Commission (the 'SEC') and Nasdaq. Based upon written representations received by the Company from its officers and directors, and the Company's review of the monthly statements of ownership changes filed with the Company by its officers and directors during 1995, the Company believes that all such filings required during 1995 were made on a timely basis.

                      RELATIONSHIP WITH THE MUTUAL COMPANY

     The Company was formed by the Mutual Company in August 1986 and was a wholly owned subsidiary of the Mutual Company until November 1986, when the Company sold 600,000 shares of Common Stock in a public offering, thereby reducing the Mutual Company's ownership of the Company's outstanding Common Stock from 100% to approximately 79.5%, which subsequently increased to approximately 84%. In September 1993, the Company sold 1,150,000 shares of Common Stock in a public offering. At the same time, the Mutual Company sold 200,000 shares of the Company's Common Stock, reducing the Mutual Company's ownership of the Company's outstanding Common Stock to approximately 57%. Between December 22, 1994 and December 31, 1995, the Mutual Company purchased an aggregate of 172,000 shares of the Company's Common Stock in the open market pursuant to SEC Rule 10b-18 and in private transactions. See 'Executive Compensation -- Certain Transactions' below. These purchases increased the Mutual Company's ownership of the Company's Common Stock to 2,507,633 shares or approximately 58.6% of the Company's outstanding Common Stock as of February 23, 1996.

     The Company's operations are interrelated with the operations of the Mutual Company, and various reinsurance arrangements exist between the Company and the Mutual Company. The Company believes that its various transactions with the Mutual Company have been on terms no less favorable to the Company than the terms that could have been negotiated with an independent third party.

     The Mutual Company provides all personnel for the Company and its subsidiaries, Atlantic States Insurance Company ('Atlantic States'), Delaware American Insurance Company ('Delaware American') and Southern Insurance Company of Virginia ('Southern'). Expenses are allocated to the Company, Delaware American and Southern according to a time allocation and estimated usage agreement, and to Atlantic States in relation to the relative participation of the Mutual Company and Atlantic States in the pooling agreement described herein. Such charges to the Company were $16,251,186 in 1995.

     On December 29, 1988, the Company acquired all of the outstanding common stock of Southern, which converted from a mutual insurance company known as Southern Mutual Insurance Company to a stock insurance company on the same date. Since January 1, 1991, the Mutual Company has reinsured 50% of Southern's business. Because the Mutual Company places substantially all of the business assumed from Southern in the pool, from which the Company has an allocation which is 65% from and after January 1, 1996, the Company's operations include approximately 80% of the business written by Southern. Southern and the Mutual Company settle the balances resulting from this reinsurance arrangement on a monthly basis.

     Atlantic States participates in an underwriting pool with the Mutual Company whereby Atlantic States cedes premiums, losses and loss adjustment expenses on all of its business to the Mutual Company and assumes from the Mutual Company a specified portion of the premiums, losses and loss adjustment expenses of the Mutual Company and Atlantic States. Under the pooling agreement, which became effective on October 1, 1986, Atlantic States cedes to the Mutual Company all of its insurance business written on or after October 1, 1986. Substantially all of the Mutual Company's property and casualty insurance business written or in force on or after October 1, 1986 is also included in the pooled business, including the business reinsured from Southern. Pursuant to an amendment to the pooling agreement effective October 1, 1988, the Mutual Company, which is solely responsible for any losses in the pooled business with dates of loss on or before the close of business on September 30, 1986, retroceded 50% of the pooled business to Atlantic States. From January 1, 1993 to December 31, 1995, 60% of the pooled business had been retroceded to Atlantic States. Since January 1, 1996, 65% of the pooled business has been retroceded to Atlantic States. All premiums, losses, loss adjustment expenses and other underwriting expenses are prorated among the parties on the basis of their participation in the pool. The pooling agreement may be amended or terminated at the end of any calendar year by agreement of the parties. The allocations of pool participation percentages between the Mutual Company and the Company are based on the pool participants' relative amounts of capital and surplus, expectations of future relative amounts of capital and surplus and the ability of the Company to raise capital for Atlantic States. The Company does not currently anticipate a further increase in its percentage of participation in the pool, nor does the Company intend to terminate its participation in the pooling agreement. Additional information describing the pooling agreement is contained in the Company's 1995 Annual Report to Stockholders, a copy of which is enclosed with this Proxy Statement and to which reference is hereby made.

     As of December 31, 1995, the Company acquired all of the outstanding capital stock of Delaware American pursuant to a Stock Purchase Agreement dated as of December 21, 1995 between the Company and the Mutual Company. As part of this transaction, the Mutual Company entered into an aggregate excess of loss reinsurance agreement with Delaware American whereby the Mutual Company has insured the risk of any loss from an adverse development in Delaware American's loss reserve and loss adjustment expense reserve at the end of 1995 compared to the end of 1996 and losses and loss expense adjustments incurred by Delaware American during the month of December 1995 and for 1996 by reason of the fact that Delaware American's loss and loss adjustment expense ratio for those periods exceeds the lesser of the loss and loss expense ratios of immediately preceding periods or 60%.

     All of the Company's officers are officers of the Mutual Company, and five of the Company's seven directors are directors of the Mutual Company. The Company and the Mutual Company maintain a Coordinating Committee, which consists of two outside directors from each of the Company and the Mutual Company, none of whom holds seats on both Boards, to review and evaluate the pooling agreement between the Company and the Mutual Company and to be responsible for matters involving actual or potential conflicts of interest between the Company and the Mutual Company. The decisions of the Coordinating Committee are binding on the Company and the Mutual Company. The Company's Coordinating Committee members must conclude that intercompany transactions are fair and equitable to the Company. The purpose of this provision is to protect the interests of the stockholders of the Company other than the Mutual Company. The Coordinating Committee met two times in 1995. The Company's members on the Coordinating Committee are Messrs. Bolinger and Finley. See 'Election of Directors.' The Mutual Company's members on the Coordinating Committee are John
E. Hiestand and Dr. Charles A. Heisterkamp, III.

     Mr. Hiestand, age 58, has been a director of the Mutual Company since 1983 and has been President of Hiestand Memorials, Inc., a manufacturer of cemetery monuments, since 1977.

     Dr. Heisterkamp, age 63, has been a director of the Mutual Company since 1979 and has practiced as a surgeon in Lancaster, Pennsylvania for more than the past five years.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors consists of seven members. Each director is elected for a three-year term and until his successor has been duly elected. The current three-year terms of the Company's directors expire in the years 1996, 1997 and 1998, respectively.

     Three Class A directors are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the nominees named below, all of whom are currently directors of the Company. If a nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors for any reason may be filled by a majority of the directors then in office until the expiration of the term of the class of directors in which the vacancy exists. The three nominees for Class A director receiving a plurality of the votes cast at the Annual Meeting will be elected as directors. Shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owner or person otherwise entitled to vote and as to which the broker or nominee does not have discretionary voting power, i.e., broker nonvotes, will be treated as not present and not entitled to vote for nominees for election as Class A directors. Abstentions from voting and broker nonvotes will have no effect on the election of directors since they will not represent votes cast at the Annual Meeting for the purpose of electing directors.

     The names of the nominees for Class A directors and the Class B and Class C directors who will continue in office after the Annual Meeting until the expiration of their respective terms, together with certain information regarding them, are as follows:

                         NOMINEES FOR CLASS A DIRECTORS

                                                                                           DIRECTOR    YEAR TERM
NAME                                                                               AGE       SINCE    WILL EXPIRE*
------------------------------------------------------------------------------     ---     ---------  ------------

Robert S. Bolinger............................................................     59        1986         1999
Patricia A. Gilmartin.........................................................     56        1986         1999
Philip H. Glatfelter, II......................................................     66        1986         1999


------------------
* If elected at the Annual Meeting.

                         DIRECTORS CONTINUING IN OFFICE
CLASS B DIRECTORS

                                                                                           DIRECTOR    YEAR TERM
NAME                                                                               AGE       SINCE    WILL EXPIRE
------------------------------------------------------------------------------     ---     ---------  ------------
C. Edwin Ireland..............................................................     86        1986         1997
Donald H. Nikolaus............................................................     53        1986         1997

CLASS C DIRECTORS

                                                                                           DIRECTOR    YEAR TERM
NAME                                                                               AGE       SINCE    WILL EXPIRE
------------------------------------------------------------------------------     ---     ---------  ------------
Thomas J. Finley, Jr. ........................................................     75        1986         1998
R. Richard Sherbahn...........................................................     67        1986         1998

     Mr. Bolinger has been President and Chief Executive Officer of Susquehanna Bancshares, Inc. since 1982 and of Farmers First Bank since 1976. Mr. Bolinger is also a director of Susquehanna Bancshares, Inc.

     Mr. Finley retired in 1985 as President and Chief Executive Officer of the Insurance Federation of Pennsylvania, a position he held for 18 years.

     Mrs. Gilmartin has been an employee since 1969 of Donegal Insurance Agency, which has no affiliation with the Company except that Donegal Insurance Agency receives insurance commissions in the ordinary course of business from the Company's subsidiaries and affiliates in accordance with such subsidiaries' and affiliates' standard commission schedules and agency contracts. Mrs. Gilmartin has been a director of the Mutual Company since 1979.

     Mr. Glatfelter retired in 1989 as a Vice President of Meridian Bank, a position he held for more than five years prior to his retirement. Mr. Glatfelter has been a director of the Mutual Company since 1981 and has been Vice Chairman of the Mutual Company since 1991.

     Mr. Ireland is former Chairman of the Lancaster Industrial Development Authority. He retired from Hamilton Watch Company in 1970. Prior thereto, he was Vice President, Secretary and Treasurer of Hamilton Watch Company. Mr. Ireland has been a director of the Mutual Company since 1972 and Chairman of its Board of Directors since 1985. He has been Chairman of the Company's Board of Directors since 1986.

     Mr. Nikolaus has been President of the Mutual Company since 1981 and a director of the Mutual Company since 1972. He has been President of the Company since 1986. Mr. Nikolaus has been a partner in the law firm of Nikolaus, Hohenadel & Umbenhauer since 1972.

     Mr. Sherbahn has owned and operated Sherbahn Associates, Inc., a life insurance and financial planning firm, since 1974. Mr. Sherbahn has been a director of the Mutual Company since 1967.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors met four times in 1995. The Board of Directors has an Executive Committee, an Audit Committee, a Nominating Committee, a Compensation Committee and, together with the Mutual Company, a Coordinating Committee.

     The Company's Executive Committee met 16 times in 1995. Messrs. Nikolaus, Ireland and Glatfelter are the members of the Executive Committee. The Executive Committee has the authority to take all action that can be taken by the full Board of Directors, consistent with Delaware law, between Board of Directors' meetings.

     The Audit Committee of the Company consists of Messrs. Bolinger, Glatfelter and Ireland. The Audit Committee, which met once in 1995, reviews audit reports and management recommendations made by the Company's outside auditing firm.

     The Nominating Committee of the Company consists of Messrs. Ireland and Glatfelter. The Nominating Committee, which did not meet in 1995, is responsible for the nomination of candidates to stand for election to the Board of Directors at the Annual Meeting and the nomination of candidates to fill vacancies on the Board of Directors between meetings of stockholders. The Nominating Committee will consider written nominations for directors from stockholders to the extent such nominations are made in accordance with the Company's By-laws. The Company's By-laws require that any such nominations must be sent to the Company at its principal executive offices, attention: Secretary, not less than 30 days prior to the date of the stockholders meeting at which directors are to be elected. Such written nomination should set forth the name, age, address and principal occupation for the past five years of such nominee, the number of shares of the Company's Common Stock beneficially owned by such nominee and such other information about such nominee as would be required under the proxy solicitation rules of the SEC if proxies were solicited for the election of such nominee.

     The Compensation Committee of the Company consists of Messrs. Ireland, Sherbahn and Glatfelter. The Compensation Committee met two times in 1995 to review and recommend compensation plans, approve certain compensation changes and grant options under and determine participants in the 1986 Equity Incentive Plan. No member of the Compensation Committee is a former or current officer or employee of the Company, the Mutual Company or any of their respective subsidiaries. Furthermore, no executive officer of the Company serves as a member of a compensation committee of another entity one of whose executive officers serves on the Compensation Committee of the Company or as a director of the Company, nor does any executive officer of the Company serve as a director of another entity, one of whose executive officers serves on the Compensation Committee of the Company.

     None of the directors of the Company attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors plus the total number of meetings of all committees of the Board of Directors on which the director served that were held during 1995, except Mr. Ireland, who attended 62.5% of such meetings as a result of meetings missed due to illness.

COMPENSATION OF DIRECTORS

     Directors of the Company were paid an annual retainer of $13,000 in 1995 and were paid $500 for each meeting attended in excess of five per year. Directors who are members of committees of the Board of Directors receive $250 for each committee meeting attended. If a director serves on the Board of Directors of both the Mutual Company and the Company, the director receives only one annual retainer. If the Boards of Directors of both companies meet on the same day, directors receive only one meeting fee. In such event, the retainer and meeting fees are allocated 35% to the Mutual Company and 65% to the Company.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid by the Company and the Mutual Company during each of the three fiscal years ended December 31, 1995 for services rendered in all capacities to the chief executive officer of the Company and the four other most highly compensated executive officers of the Company whose compensation exceeded $100,000 in the fiscal year ended December 31, 1995.

                                                                   LONG-TERM COMPENSATION
                                                                   ----------------------
                                                                           AWARDS
                                                                   ----------------------
                                                                               SECURITIES
                                     ANNUAL COMPENSATION (1)       RESTRICTED  UNDERLYING
NAME AND                        ---------------------------------    STOCK      OPTIONS         ALL OTHER
PRINCIPAL POSITION                YEAR     SALARY ($)   BONUS ($)  AWARDS ($)     (#)      COMPENSATION ($)(3)
------------------------------  ---------  -----------  ---------  ----------  ----------  -------------------
Donald H. Nikolaus,                  1995   $ 311,000   $ 100,369      --          --           $  85,430
  President and Chief                1994     281,000           0      --          --              64,776
  Executive Officer                  1993     255,000      80,144      --          --              53,774

Ralph G. Spontak,                    1995   $ 204,000   $  57,133      --          --           $  46,205
  Senior Vice President,             1994     184,000           0      --          --              34,496
  Chief Financial Officer            1993     167,000      45,620      --          --              25,422
  and Secretary

Harry E. Newman,                     1995   $ 137,000   $  47,868      --          --           $  27,186
  Senior Vice President,             1994     122,000           0      --          --              23,042
  Claims(2)                          1993     110,000      38,223      --          --              12,167

William H. Shupert,                  1995   $ 137,000   $  47,868      --          --           $  22,791
  Senior Vice President,             1994     122,000           0      --          --              19,244
  Underwriting                       1993     110,000      38,223      --          --              12,167

Frank J. Wood                        1995   $  95,000   $  18,530      --          --           $  13,576
  Vice President,                    1994      86,500           0      --          --              16,424
  Marketing                          1993      79,000      14,796      --          --              14,456

------------------
(1) All compensation of officers of the Company is paid by the Mutual Company. Pursuant to the terms of an intercompany allocation agreement between the Company and the Mutual Company, the Company is charged for its proportionate share of all such compensation.

(2) Mr. Newman died in January 1996.

(3) Represents contributions made by the Company under its defined contribution pension plan and its profit-sharing plan. In the case of Mr. Nikolaus, the total shown also includes premiums paid under a split-dollar life insurance policy of $21,267 and directors and committee meeting fees of $20,650. In the case of Mr. Spontak for 1995, the total shown includes premiums paid under a split-dollar life insurance policy of $4,043 and directors and committee meeting fees of $15,200. In the case of Messrs. Newman, Shupert and Wood for 1995, the totals shown also include term life insurance premiums of $10,670, $6,275 and $2,316, respectively.

     No options were granted by the Company during the fiscal year ended December 31, 1995 to any of the persons named in the Summary Compensation Table.

     The following table sets forth information with respect to options exercised during the year ended December 31, 1995 and held on December 31, 1995 by the persons named in the Summary Compensation Table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                                     VALUE OF UNEXERCISED
                                                          NUMBER OF SECURITIES           IN-THE-MONEY
                                                           UNDERLYING OPTIONS       OPTIONS AT FISCAL YEAR
                                SHARES                     AT FISCAL YEAR END                 END
                              ACQUIRED ON     VALUE    --------------------------  -------------------------
NAME                           EXERCISE     REALIZED   EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
---------------------------  -------------  ---------  -----------  -------------  -----------  ------------
Donald H. Nikolaus.........       35,000    $ 275,000      65,000            --     $ 453,750    $       --
Ralph G. Spontak...........            0           --      53,000            --       426,750            --
Harry E. Newman............       33,200      205,600          --            --            --            --
William H. Shupert.........       33,200      238,800          --            --            --            --
Frank J. Wood..............            0           --      10,000            --        67,500            --

REPORT OF THE COMPENSATION COMMITTEE OF DONEGAL GROUP INC.

     THE FOLLOWING REPORT OF THE COMPANY'S COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT IMMEDIATELY FOLLOWS SUCH REPORT SHALL NOT BE DEEMED PROXY SOLICITATION MATERIAL, SHALL NOT BE DEEMED FILED WITH THE SEC UNDER THE EXCHANGE ACT OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED AND SHALL NOT OTHERWISE BE SUBJECT TO THE LIABILITIES OF SECTION 18 OF THE EXCHANGE ACT.

     Under rules established by the SEC, the Company is required to provide certain information about the compensation and benefits provided to the Company's President and Chief Executive Officer and the other executive officers listed in the Summary Compensation Table. The disclosure requirements as to these officers include the use of specified tables and a report of the Company's Compensation Committee reviewing the factors that resulted in compensation decisions affecting these officers and the Company's other executive officers. The Compensation Committee of the Board of Directors has furnished the following report in fulfillment of the SEC's requirements.

     The Compensation Committee reviews the general compensation policies of the Company, including the compensation plans and compensation levels for executive officers, and administers the Company's 1986 Equity Incentive Plan and the cash incentive compensation program in which the Company's executive officers participate. No members of the Compensation Committee are former or current officers of the Company, or have other interlocking relationships as defined by the SEC.

     Compensation of the Company's executive officers has two principal elements: (i) an annual portion, consisting of a base salary that is reviewed annually and cash bonuses based on the Company's underwriting results, and (ii) a long-term portion, consisting of stock options. In general, the executive compensation program of the Company has been designed to:

      (i) Attract and retain executive officers who contribute to the long-term success of the Company;

      (ii) Motivate key senior executive officers to achieve strategic business objectives and reward them for their achievement; and

     (iii) Support a compensation policy that differentiates in compensation amounts based on corporate and individual performance and responsibilities.

     A major component of the Company's compensation policy, which has been approved by the Compensation Committee, is that a significant portion of the aggregate annual compensation of the Company's executive officers should be based upon the Company's underwriting results as well as the contribution of the individual officer. For a number of years, the Company has maintained a cash incentive compensation program for the Company's executive officers. This program provides a formula pursuant to which a fixed percentage of the Company's underwriting results for the year is computed, as specified in the program, and then allocated among the executive officers selected to participate in the program for the particular year. The identity of the executive officers selected to participate in the program for the particular year as well as their participation in the amount determined by application of the fixed formula is based upon recommendations submitted by the Company's senior executive officers to the Compensation Committee. The Compensation Committee reviews those recommendations and fixes the percentage participation of the Company's executive officers in the program. The portion of the total compensation of the executive officers named in the Summary Compensation Table arising from the cash incentive compensation program formula increased in 1995 compared to 1994 because the Company's net income in 1995 was substantially greater than its net income in 1994. The Compensation Committee therefore believes that the amount of the incentive payments are tied directly to the Company's performance.

     The principal factors considered by the Company when it established the cash incentive compensation program were:

      (i) achievement of the Company's long-term underwriting objectives; and

     (ii) the Company's long-term underwriting results compared to the long-term underwriting results of other property and casualty insurance companies.

Such factors as cost control, continued development of the skills of the Company's workforce to achieve greater efficiency and an ability to maintain and expand the Company's current business on a profitable basis while seeking new business opportunities through acquisitions, one of which was completed in 1995, the Company's expansion into New York in late 1995 through the establishment of a relationship between the Company and Pioneer Insurance Company (New York) and the Company's successful completion of a $20,000,000 debt financing in December 1995, were considered in approving Mr. Nikolaus' participation percentage in 1995, as well as the above factors and a subjective analysis of the performance of Mr. Nikolaus.

     The Company's executive officers participate in the Company's 1986 Equity Incentive Plan, under which stock options are granted from time to time at the fair market value of the Company's Common Stock on the date of grant. The options typically vest over three years. The primary purpose of the 1986 Equity Incentive Plan is to provide an incentive for the Company's long-term performance. Such stock options provide an incentive for the creation of stockholder value over the long-term because the full benefit of the options can be realized only if the price of the Company's Common Stock appreciates over time.

     The Compensation Committee believes the compensation of Mr. Nikolaus and the other executive officers of the Company is reasonable in view of the Company's performance and the contribution of those officers to that performance in 1995, as well as the performance of the Company in 1995 compared to the performance of other property and casualty insurance companies in 1995.


DONEGAL GROUP INC. COMPENSATION COMMITTEE
C. Edwin Ireland
R. Richard Sherbahn
Philip H. Glatfelter, II

COMPARISON OF TOTAL RETURN ON THE COMPANY'S COMMON STOCK WITH CERTAIN AVERAGES

     The following graph provides an indicator of cumulative total stockholder returns on the Company's Common Stock compared to the Russell 2000 Index and a peer group of property and casualty insurance companies selected by Value Line, Inc. The members of the peer group are as follows: W.R. Berkley Corporation, The Chubb Corporation, Cincinnati Financial Corporation, USF&G Corporation, Fremont General Corporation, Frontier Insurance Group, Inc., General Reinsurance Corporation, The Hartford Steam Boiler Inspection and Insurance Company, 20th Century Insurance Company, Orion Capital Corporation, Gainsco Inc., Ohio Casualty Corporation, The Progressive Corporation, SAFECO Corporation, Selective Insurance Group, Inc. and The St. Paul Companies, Inc.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
 Donegal Group, Russell 2000 Index And Value Line Insurance: Property/Casualty
                                     Index
                     (Performance Results Through 12/31/95)

                                   [GRAPHIC]

In the printed version there appears a line graph depicting the following plot points:

                         1990      1991      1992      1993      1994      1995
                         ----      ----      ----      ----      ----      ----
Donegal Group          $100.00   $116.09   $130.10   $209.15   $182.66   $242.14
Russell 2000 Index     $100.00   $146.05   $172.94   $205.64   $201.56   $258.89
Insurance: Prop/Cas    $100.00   $126.61   $158.44   $156.75   $157.75   $209.21

Assumes $100 invested at the close of trading 12/31/90 in Donegal Group common stock, Russell 2000 Index, and Insurance Property/Casualty.
*Cumulative total return assumes reinvestment of dividends.

CERTAIN TRANSACTIONS

     Donald H. Nikolaus, President and a director of the Company and the Mutual Company, is also a partner in the law firm of Nikolaus, Hohenadel & Umbenhauer. Such firm has served as general counsel to the Mutual Company since 1970 and to the Company since 1986, principally in connection with the defense of claims litigation arising in Lancaster, Dauphin and York Counties of Pennsylvania. Such firm is paid its customary fees for such services.

     Patricia A. Gilmartin, a director of the Company and the Mutual Company, is an employee of Donegal Insurance Agency, which has no affiliation with the Company except that Donegal Insurance Agency receives insurance commissions in the ordinary course of business from the Company's subsidiaries and affiliates in accordance with such subsidiaries' and affiliates' standard commission schedules and agency contracts.

     During 1995, certain executive officers of the Company exercised options held by them pursuant to the Company's 1986 Equity Incentive Plan and thereafter sold the shares of the Company's Common Stock thereby acquired to the Mutual Company. In each case, the price paid was the closing bid price of the Company's Common Stock on the date of the sale. From the sale proceeds, the Mutual Company paid the exercise price of the options exercised to the Company, made the appropriate withholding deduction for income tax purposes and remitted the remaining balance to the selling executive officer. Certain information concerning these transactions is as follows:

                                                   NUMBER OF          NET
  NAME OF SELLER                                  SHARES SOLD  PROCEEDS RECEIVED
------------------------------------------------  -----------  -----------------
Donald H. Nikolaus..............................      35,000     $     275,000
Harry E. Newman.................................      32,000           196,000
William H. Shupert..............................      32,000           228,000


                   ELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Unless instructed to the contrary, it is intended that votes will be cast pursuant to the proxies for the election of KPMG Peat Marwick LLP as the Company's independent public accountants for 1996. The Company has been advised by KPMG Peat Marwick LLP that none of its members has any financial interest in the Company. Election of KPMG Peat Marwick LLP will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting.

     A representative of KPMG Peat Marwick LLP will attend the Annual Meeting, will have the opportunity to make a statement, if such representative desires to do so, and will be available to respond to any appropriate questions presented by stockholders at the Annual Meeting.

               APPROVAL OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN

DESCRIPTION OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors of the Company adopted the 1996 Employee Stock Purchase Plan (the 'Stock Purchase Plan') as of January 1, 1996, subject to stockholder approval. The purpose of the Stock Purchase Plan is to provide eligible employees with an opportunity to acquire or increase their proprietary interest in the Company through the purchase of the Company's Common Stock at a discount from current market prices. The Stock Purchase Plan is intended to meet the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the 'Code').

     The total number of shares of the Company's Common Stock that are available for issuance under the Stock Purchase Plan is 100,000 shares. Appropriate adjustments in the number or kind of shares reserved for sale under the Stock Purchase Plan are provided for in the event of a stock split, stock dividend, share combination or spin-off and certain other types of corporate transactions involving the Company, including mergers, consolidations, reorganizations and reclassifications.

     On March 1, 1996, the closing price of the Company's Common Stock as reported on the Nasdaq National Market was $19.00 per share.

     The Stock Purchase Plan is administered by a committee of three employees of the Company (the 'Purchase Plan Committee') appointed by the Company's Board of Directors. The Purchase Plan Committee is authorized to adopt rules and regulations from time to time for carrying out the provisions of the Stock Purchase Plan. Any interpretation or construction of any provision of the Stock Purchase Plan by the Purchase Plan Committee is final and conclusive as to all persons absent contrary action by the Board of Directors. Any interpretation or construction of any provision of the Stock Purchase Plan by the Board of Directors is final and conclusive as to all persons.

     Full-time employees of the Company, the Mutual Company or any subsidiary of the Company or the Mutual Company who have completed one month of employment prior to the beginning of an enrollment period are eligible to participate in the Stock Purchase Plan. An otherwise eligible employee may not purchase shares under the Stock Purchase Plan if exercising the right to purchase shares of the Company's Common Stock: (i) would cause the employee to own shares of the Company's Common Stock that possess 5% or more of the total combined voting power or value of all classes of the Company's stock or any subsidiary of the Company or the Mutual Company; or (ii) would cause the employee to have purchase rights under all stock purchase plans of the Company or any subsidiary of the Company or the Mutual Company that meet the requirements of Section 423 of the Code that accrue at a rate that exceeds $25,000 of fair market value of the Common Stock of the Company or any subsidiary of the Company or the Mutual Company for each calendar year in which such right is outstanding. Separation from employment for any reason constitutes an automatic withdrawal from the Stock Purchase Plan.

     The Company has heretofore maintained The Donegal Group Inc. Employee Stock Purchase Plan (the 'Prior Plan'). The Company anticipates that all of the shares of the Company's Common Stock reserved for issuance under the Prior Plan will be subscribed for during the current subscription period under the Prior Plan. The first subscription period under the Stock Purchase Plan will run concurrently with the current subscription period under the Prior Plan so that, after the shares reserved for issuance under the Prior Plan are fully subscribed, shares of the Company's Common Stock reserved for issuance under the Stock Purchase Plan will be issued to the extent necessary to fill any oversubscription under the Prior Plan, and, in such event, shares issued under the Stock Purchase Plan and under the Prior Plan will be allocated among participants on a pro rata basis or on such other reasonable basis as management of the Company shall determine.

     The Stock Purchase Plan provides for semi-annual subscription periods, extending from January 1 through June 30 or from July 1 through December 31, respectively, beginning on January 1, 1996 and ending on December 31, 2005. Employees enrolled in the Prior Plan as of December 31, 1995 are deemed to be automatically enrolled for participation in the Stock Purchase Plan. Thereafter, enrollment for participation in the Stock Purchase Plan shall take place during the month preceding each subscription period, which is either the period from December 1 through December 31 or the period from June 1 through June 30 of each year.

     Payroll deduction is the only payment method available for the purchase of Common Stock under the Stock Purchase Plan. Employees may invest a maximum of 10% of their base pay towards the purchase of Common Stock in any subscription period. At a minimum, an employee must authorize a payroll deduction sufficient to enable such employee to purchase at least ten shares of the Company's Common Stock in any subscription period.

     Subscriptions received under the Stock Purchase Plan during each subscription period will be held by the Company in a plan account maintained for each employee. At the end of each subscription period, the amount contained in the employee's plan account will be divided by the subscription price for the applicable subscription period, and the employee's plan account will be credited with the resulting number of whole shares. The subscription price for any subscription period will be equal to the lesser of 85% of the closing price of the Common Stock as reported on the Nasdaq National Market on the last trading day before the first day of the enrollment period with respect to such subscription period or 85% of the closing price of the Common Stock as reported on the Nasdaq National Market on the last trading day of such subscription period; provided that the subscription price will never be less than $1.00 per share.

     No employee may assign his rights under the Stock Purchase Plan. An employee may transfer rights under the Stock Purchase Plan only by will or by the laws of descent and distribution, and such subscription rights shall be exercisable, during an employee's lifetime, only by the employee.

     Upon the discontinuance of an employee's employment with the Company, the Mutual Company or a subsidiary of the Company or the Mutual Company or an employee's withdrawal from the Stock Purchase Plan, the amount of any cash credited to the employee's Stock Purchase Plan account for the current subscription period will be refunded by the Company to the employee without interest. Withdrawal by an officer subject to Section 16 of the Exchange Act, except for withdrawal because of the discontinuance of an officer's employment with the Company, the Mutual Company or a subsidiary of the Company or the Mutual Company, will become effective only at the end of a subscription period. No further payroll deductions will be made with respect to employees that have withdrawn from the Stock Purchase Plan. An employee's withdrawal from the Stock Purchase Plan does not affect such employee's eligibility to participate in the Stock Purchase Plan during succeeding subscription periods. A retiring employee or a beneficiary of a participating employee upon the death of such employee may elect to purchase the appropriate number of whole shares of Common Stock using the date of retirement or death as though it were the last day of a subscription period.

AMENDMENT AND TERMINATION

     The Stock Purchase Plan will remain in effect until December 31, 2005 or until all shares available for purchase are purchased under the Stock Purchase Plan. The Board of Directors of the Company has the right to terminate the Stock Purchase Plan at any time without notice, as long as no participant's existing rights are adversely affected thereby. Without stockholder approval, no amendments may be made to the Stock Purchase Plan to: (i) increase materially the benefits accruing to participants under the Stock Purchase Plan; (ii) increase the total number of shares of Common Stock subject to the Stock Purchase Plan; (iii) change the formula by which the price at which the shares of Common Stock shall be sold is determined; or (iv) change the class of employees eligible to participate in the Stock Purchase Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The Stock Purchase Plan is intended to qualify under the provisions of
Section 423 of the Code. No income will be realized for federal income tax purposes by a participant upon the purchase of shares under the Stock Purchase Plan. For participants who do not dispose of their shares within two years after the date on which the right to purchase was granted nor within one year after their shares were purchased, the gain on sale of the shares following the end of the required holding period (or their increase in value in the event of death prior to sale) will, under the present provisions of the Code, be taxed as ordinary income to the extent of the lesser of (i) an amount equal to the difference between the fair market value of the shares on the date of grant and 85% of such value on such date or (ii) an amount equal to the difference between the fair market value of the shares at the time of disposition and the amount paid for such shares under the Stock Purchase Plan. Any additional gain will be treated as long-term capital gain assuming the shares are capital assets in the participant's hands. If a participant is entitled to long-term capital gain treatment upon a sale of the stock, the Company will not be entitled to any deduction for federal income tax purposes with respect thereto. For participants who dispose of their shares within two years after the date of grant or within one year after their shares were purchased, the gain on the sale of the shares will, under the present provisions of the Code, be taxed as ordinary income to the extent of the difference between the purchase price of the shares and the fair market value of the shares on the purchase date and such difference will be deductible by the Company for federal income tax purposes. Any additional gain will be treated as long-term or short-term capital gain, depending on whether the shares have been held for more or less than one year from the date they were purchased.

VOTE REQUIRED

     Approval of the Stock Purchase Plan will require the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions are considered shares of stock present in person or represented by proxy at the meeting and entitled to vote and are counted in determining the number of votes necessary for a majority. An abstention from voting will therefore have the practical effect of voting against approval of the Stock Purchase Plan because it does not represent a vote for approval. Broker non-votes are not considered shares present in person or represented by proxy and entitled to vote on the amendment and will have no effect on the vote. The Board of Directors recommends a vote FOR the approval of the Stock Purchase Plan.

                   APPROVAL OF THE 1996 EQUITY INCENTIVE PLAN

DESCRIPTION OF THE 1996 EQUITY INCENTIVE PLAN

     The Board of Directors of the Company adopted the 1996 Equity Incentive Plan (the '1996 Equity Incentive Plan') on February 15, 1996, subject to stockholder approval. The purpose of the 1996 Equity Incentive Plan is to further the growth, development and financial success of the Company, the Mutual Company and the subsidiaries of the Company and the Mutual Company by providing additional incentives to those officers and key employees who are responsible for the management and affairs of the Company, the Mutual Company and the subsidiaries of the Company and the Mutual Company which will enable them to participate in the growth of the capital stock of the Company.

     The 1996 Equity Incentive Plan permits the granting of options to purchase Common Stock of the Company ('Options'), including Options intended to qualify as incentive stock options ('Incentive Stock Options') under Section 422 of the Code, and Options not intended to so qualify ('Non-Qualified Stock Options') to those officers and key employees of the Company, the Mutual Company and the subsidiaries of the Company and the Mutual Company (as defined in Section 425 of the Code) who are in positions in which their decisions, actions and counsel significantly impact upon the profitability and success of the Company, the Mutual Company and the subsidiaries of the Company and the Mutual Company. Directors of the Company who are not also officers or employees of the Company, the Mutual Company or the subsidiaries of the Company and the Mutual Company are not eligible to participate in the 1996 Equity Incentive Plan. Nothing contained in the 1996 Equity Incentive Plan affects the right of the Company, the Mutual Company or any subsidiary of the Company or the Mutual Company to terminate the employment of an employee.

     Approximately 25 persons are eligible to participate in the 1996 Equity Incentive Plan, including executive officers of the Company, the Mutual Company and the subsidiaries of the Company and the Mutual Company. No Options have yet been granted to any person and no determination has been made as to the allocation of grants of Options to specific employees under the 1996 Equity Incentive Plan.

     The total number of shares of the Company's Common Stock that may be the subject of Options granted under the 1996 Equity Incentive Plan may not exceed 345,850 shares in the aggregate. If an Option expires or is terminated for any reason without having been fully vested or exercised, the number of shares subject to such Option which have not been purchased or become vested may again be made subject to an Option under the 1996 Equity Incentive Plan. Appropriate adjustments to outstanding Options and to the number or kind of shares subject to the 1996 Equity Incentive Plan are provided for in the event of a stock split, reverse stock split, stock dividend, share combination or reclassification and certain other types of corporate transactions involving the Company, including a merger or a sale of substantially all of the assets of the Company. On March 1, 1996, the closing price of the Company's Common Stock as reported on the Nasdaq National Market was $19.00 per share.

     The 1996 Equity Incentive Plan will be administered by a committee of at least three persons (the 'Equity Plan Committee') appointed by the Company's Board of Directors, none of whom is eligible to receive Options under the 1996 Equity Incentive Plan. The Equity Plan Committee is authorized to (i) interpret the provisions of the 1996 Equity Incentive Plan and decide all questions of fact arising in its application; (ii) select the employees to whom Options are granted, and determine the timing, type, amount, size and terms of each such grant; and (iii) make all other determinations necessary or advisable for the administration of the 1996 Equity Incentive Plan.

INCENTIVE AND NON-QUALIFIED OPTIONS

     The exercise price of the shares subject to Options will be set by the Equity Plan Committee but may not be less than 100% of the fair market value of such shares on the date the Option is granted as determined by the Equity Plan Committee.

     Options will be evidenced by written agreements in such form not inconsistent with the 1996 Equity Incentive Plan as the Equity Plan Committee shall approve from time to time. Each agreement will state the period or periods of time within which the Option may be exercised, provided, however, that no Option may be exercised in whole or in part during the first six months after such Option is granted unless expressly permitted by the Committee. The Equity Plan Committee may accelerate the exercisability of any installments upon such circumstances and subject to such terms and conditions as the Equity Plan Committee deems appropriate. Unless the Equity Plan Committee accelerates exercisability, no Option that is unexercisable at the time of the optionee's termination of employment may thereafter become exercisable. No Option may be exercised after ten years from the date of its grant.

     An outstanding Non-Qualified Option that has become exercisable generally terminates one year after the termination of employment due to death, retirement or total disability and three months after employment termination for any reason other than retirement, total disability or death. Incentive Stock Options that have become exercisable generally will terminate one year after termination of employment due to total disability or death and three months after an employment termination for any other reason. No Option may be assigned or transferred, except by will or by the applicable laws of descent and distribution. During the lifetime of the optionee, the Option may be exercised only by the optionee.

     The Equity Plan Committee will determine whether Options granted are to be Incentive Stock Options meeting the requirements of Section 422 of the Code. Incentive Stock Options may be granted only to eligible employees. Any such optionee must own less than 10% of the total combined voting power of the Company or of any of its subsidiaries unless at the time such Incentive Stock Option is granted the price of the Option is at least 110% of the fair market value of the Common Stock subject to the Option and, by its terms, the Incentive Stock Option is not exercisable after the expiration of five years from the date of grant. An optionee may not receive Incentive Stock Options for shares that first become exercisable in any calendar year with an aggregate fair market value determined at the date of grant in excess of $100,000.

     The option price must be paid in full at the time of exercise unless otherwise determined by the Equity Plan Committee. Payment must be made in cash, in shares of the Company's Common Stock valued at their then fair market value, or a combination thereof, as determined in the discretion of the Equity Plan Committee. It is the policy of the Equity Plan Committee that any taxes required to be withheld must also be paid at the time of exercise. The Equity Plan Committee may, in its discretion, allow an optionee to enter into an agreement with the Company's transfer agent or a brokerage firm of national standing whereby the optionee will simultaneously exercise the Option and sell the shares acquired thereby and either the Company's transfer agent or the brokerage firm executing the sale will remit to the Company from the proceeds of sale the exercise price of the shares as to which the Option has been exercised.

AMENDMENT AND TERMINATION

     The 1996 Equity Incentive Plan will remain in effect until all Options granted under the 1996 Equity Incentive Plan have been satisfied by the issuance of shares, except that no Option may be granted under the 1996 Equity Incentive Plan after February 15, 2006. Without stockholder approval, no amendments may be made to the 1996 Equity Incentive Plan to: (i) materially increase the maximum number of shares that may be issued under the 1996 Equity Incentive Plan, except to reflect adjustments in capitalization as described in the 1996 Equity Incentive Plan; (ii) materially increase the benefits accruing to participants under the 1996 Equity Incentive Plan; or (iii) materially modify requirements for eligibility for participation under the 1996 Equity Incentive Plan. In all other respects, the Equity Incentive Plan can be amended, modified, suspended or terminated by the Board of Directors of the Company or the Equity Plan Committee, except that no modification, amendment or termination may be made to the 1996 Equity Incentive Plan, without the consent of an optionee, if such modification, amendment or termination will affect the rights of the optionee under an Option previously granted.

FEDERAL INCOME TAX CONSEQUENCES

     The 1996 Equity Incentive Plan is not qualified under Section 401(a) of the Code. The following description, which is based on existing laws, sets forth generally certain of the federal income tax consequences of the Options under the 1996 Equity Incentive Plan. This description may differ from the actual tax consequences of participation in the 1996 Equity Incentive Plan.

     An employee receiving an Option will not recognize taxable income upon the grant of the Option, nor will the Company be entitled to any deduction on account of such grant. In the case of Non-Qualified Stock Options, the optionee will recognize ordinary income upon the exercise of the Non-Qualified Stock Option in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. When the optionee disposes of the shares acquired upon exercise of the Option, the employee will generally recognize capital gain or loss equal to the difference between (i) the selling price of the shares and (ii) the sum of the option price and the amount included in his income when the Option was exercised. Such gain will be long-term or short-term depending upon whether the shares were held for more or less than one year after the date of exercise.

     Incentive Stock Options granted under the 1996 Equity Incentive Plan are intended to qualify as incentive stock options under Section 422 of the Code. A purchase of shares upon exercise of an Incentive Stock Option will not result in recognition of income at that time. However, the excess of the fair market value of the shares purchased over the exercise price will constitute an item of tax preference. This tax preference will be included in the optionee's computation of his alternative minimum tax.

     If the optionee does not dispose of the shares issued to the optionee upon the exercise of an Incentive Stock Option within one year of such issuance or within two years from the date of the grant of such Option, whichever is later, then any gain or loss realized by the optionee on a later sale or exchange of such shares generally will be a long-term capital gain or a long-term capital loss. If the optionee sells the shares during such period, the sale will be referred to as a 'disqualifying disposition.' In that event, the optionee will recognize ordinary income for the year in which the disqualifying disposition occurs equal to the amount, if any, by which the lesser of the fair market value of such shares on the date of exercise of such Option or the amount realized from the sale exceeded the amount the optionee paid for such shares. Any additional gain realized generally will be capital gain, which will be long-term or short-term depending on the holding period for the shares. If the optionee disposes of the shares by gift during such period, the transfer will be treated as a disqualifying disposition subject to the rules described herein.

     If the purchase price upon exercise of an Option is paid with shares already owned by the optionee, generally no gain or loss will be recognized with respect to the shares used for payment and the additional shares received will be taxed as described herein. However, if payment of the purchase price upon exercise of an Incentive Stock Option is made with shares acquired upon exercise of an Incentive Stock Option before the shares used for payment have been held for the two-year or one-year period described herein, use of such shares as payment will be treated as a 'disqualifying disposition' of the shares used for payment subject to the rules described herein.

     The Company will be entitled to a tax deduction in connection with an Option under the 1996 Equity Incentive Plan only in an amount equal to the ordinary income realized by the optionee and at the time such optionee recognizes such income, provided that applicable tax withholding requirements are met. The federal, state and local income tax consequences to any particular taxpayer will depend upon the taxpayer's individual circumstances. In addition, various tax legislative proposals are introduced in the Congress from time to time, and it is not possible to predict which of the various proposals introduced will be enacted into law, the form in which they finally may be enacted, the effective dates thereof or the effect on the tax consequences of participation in the 1996 Equity Incentive Plan.

VOTE REQUIRED

     Approval of the 1996 Equity Incentive Plan will require the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions are considered shares of stock present in person or represented by proxy at the meeting and entitled to vote and are counted in determining the number of votes necessary for majority. An abstention from voting will therefore have the practical effect of voting against approval of the 1996 Equity Incentive Plan because it does not represent a vote for approval. Broker non-votes are not considered shares present in person or represented by proxy and entitled to vote on the amendment and will have no effect on the vote. The Board of Directors recommends a vote FOR the approval of the 1996 Equity Incentive Plan.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report for 1995 is being mailed to the Company's stockholders with this Proxy Statement.

                             STOCKHOLDER PROPOSALS

     Any stockholder who, in accordance with and subject to the provisions of the proxy rules of the SEC, wishes to submit a proposal for inclusion in the Company's proxy statement for its 1997 Annual Meeting of Stockholders must deliver such proposal in writing to the Company's Secretary at the Company's principal executive offices at 1195 River Road, Marietta, Pennsylvania 17547, not later than November 26, 1996.

                                OTHER PROPOSALS

     The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the Notice of Annual Meeting, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

                                          By Order of the Board of Directors,

                                          /s/ Donald H. Nikolaus

                                          Donald H. Nikolaus,
                                          President and Chief Executive Officer

March 26, 1996

                               DONEGAL GROUP INC.

PROXY

            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 18, 1996 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Daniel J. Wagner and Ralph
G. Spontak, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock of Donegal Group Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's offices, 1195 River Road, Marietta, Pennsylvania 17547, on April 18, 1996 at 10:00 a.m., and at any adjournment, postponement or continuation thereof, as follows:

[X] Please mark your
    votes as in this
    example.

                    FOR                 WITHOUT AUTHORITY
1. ELECTION OF           all the                            to vote for all
   CLASS A          / /  nominees             / /           the nominees
   DIRECTORS             listed below                       listed below

                 (except as marked to the contrary)


INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

Robert S. Bolinger
Patricia A. Gilmartin
Philip H. Glatfelter, II


2. PROPOSAL TO ELECT KPMG PEAT MARWICK LLP as the independent public accountants for the Company for 1996.
   The Board of Directors recommends a vote FOR this proposal.

     FOR       AGAINST        ABSTAIN

     / /         / /            / /


3. PROPOSAL TO ADOPT THE COMPANY'S 1996 EMPLOYEE STOCK
   PURCHASE PLAN. The Board of Directors recommends a vote FOR this proposal.

     FOR       AGAINST        ABSTAIN

    / /          / /            / /

4. PROPOSAL TO ADOPT THE COMPANY'S 1996  EQUITY INCENTIVE
   PLAN. The Board of Directors recommends a vote FOR  this proposal.

     FOR       AGAINST        ABSTAIN

    / /          / /           / /


5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment, postponement or continuation thereof.

This proxy will be voted as specified. If a choice is not specified, the proxy will be voted FOR the nominees for Director and FOR Proposals 2, 3 and 4.

This proxy should be dated, signed by the stockholder exactly as his name appears below and returned promptly to First Chicago Trust Company of New York in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

__________________________________________________________________________(SEAL)

__________________________________________________________________________(SEAL)

--------------------------------------------------------------------------------
Date:____________________________________________________________________ , 1996



THE FOLLOWING MATERIALS ARE BEING PROVIDED TO THE COMMISSION AND ARE NOT INCLUDED WITH THE PROXY MATERIALS BEING DISTRIBUTED TO STOCKHOLDERS.

                               DONEGAL GROUP INC.

                        1996 EMPLOYEE STOCK PURCHASE PLAN

                        As Adopted as of January 1, 1996


Section 1.  Purpose.

         The Donegal Group Inc. 1996 Employee Stock Purchase Plan has been established by Donegal Group Inc. (the "Company") for the benefit of the eligible employees of the Company, its parent, Donegal Mutual Insurance Company (the "Mutual Company"), and participating subsidiaries of the Company and the Mutual Company. The purpose of this Plan is to provide each eligible employee with an opportunity to acquire or increase his proprietary interest in the Company through the purchase of shares of the Company's Common Stock at a discount from current market prices. This Plan is intended to meet the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

         The Company has heretofore maintained The Donegal Group Inc. Employee Stock Purchase Plan (the "Prior Plan"), pursuant to which Eligible Employees (as hereinafter defined) with respect to this Plan are currently enrolled as participants. The Company anticipates that all of the shares of the Company's Common Stock received for issuance under the Prior Plan will be subscribed for during the current subscription period under the Prior Plan. The first Subscription Period (as hereinafter defined) under this Plan shall run concurrently with the current subscription period under the Prior Plan so that, after the shares reserved for issuance under the Prior Plan shall be fully subscribed, shares of the Company's Common Stock reserved for issuance under this Plan shall be issued to the extent necessary to fill such subscriptions, and, in such event, shares issued under this Plan and under the Prior Plan shall be allocated among participants on a pro rata basis or on such other reasonable basis as management of the Company shall determine.

Section 2.  Eligible Employees.

         (a) Employees eligible to participate in this Plan ("Eligible Employees") shall consist of all individuals: (i) who are full-time employees (as defined in Section 2(b) of this Plan) of the Company, the Mutual Company or any subsidiary (as defined in Section 425 of the Code) of the Company or the Mutual Company (a "Participating Subsidiary"), and (ii) who have completed one month of employment on or prior to the date on which an Enrollment Period (as hereinafter defined) begins.

         (b) A "full-time employee" is an employee of the Company, the Mutual Company or any Participating Subsidiary who works or is scheduled to work at least

1,000 hours during any calendar year. An employee who is not scheduled to work at least 1,000 hours during a calendar year, but who in fact works at least 1,000 hours during a calendar year, shall be considered a "full-time employee" once the employee works for 1,000 hours during such year.

         (c) A person who is otherwise an Eligible Employee shall not be granted any right to purchase shares of the Company's Common Stock under this Plan to the extent that: (i) based on such person's ownership of the Company's Common Stock at the time the right is granted, such right, if exercised, would cause the person to own shares of the Company's Common Stock (including shares that would be owned if all outstanding options to purchase Common Stock held by such person were exercised) that possess 5% or more of the total combined voting power or value of all classes of stock of the Company, or any subsidiary of the Company or the Mutual Company, or (ii) such right would cause such person to have purchase rights under this Plan and all other stock purchase plans of the Company, or any subsidiary of the Company or the Mutual Company that meet the requirements of Section 423 of the Code that accrue at a rate that exceeds $25,000 of fair market value of the Common Stock of the Company, or any subsidiary of the Company or the Mutual Company (determined at the time the right to purchase Common Stock under this Plan is granted) for each calendar year in which such right is outstanding. For this purpose, a right to purchase Common Stock accrues when such right first becomes exercisable during the calendar year (but the rate of accrual for any calendar year may in no event exceed $25,000 of the fair market value of the Common Stock subject to the right), and the number of shares of Common Stock under one right may not be carried over to any other right.

         (d) Notwithstanding anything to the contrary set forth in this Plan, officers of the Company, the Mutual Company or any Participating Subsidiary who are subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") with respect to their ownership of shares of the Company's Common Stock ("Section 16 Officers") shall be subject to the restrictions and conditions set forth in Sections 7(b) and 9 of this Plan.

Section 3.  Duration of Plan and Subscription Periods.

         This Plan shall be in effect from January 1, 1996 through and including December 31, 2005. During the term of this Plan, there shall be 20 semi-annual "Subscription Periods." Each Subscription Period shall extend from January 1 through June 30 or from July 1 through December 31, respectively, with the first Subscription Period beginning on January 1, 1996 and the last Subscription Period ending on December 31, 2005.

Section 4.  Enrollment and Enrollment Period.

         Eligible Employees who are enrolled in the Prior Plan as of December 31, 1995 shall be deemed to be enrolled automatically in this Plan effective as of the first Subscription Period. Thereafter, enrollment for participation in this Plan shall take place during the "Enrollment Period" preceding each Subscription Period, which shall be either the period from the 1st through the 31st day of December or the period from the 1st through the 30th day of June of each year. Except as provided above regarding enrollment in this Plan as of the first Subscription Period, any person who is an Eligible Employee and who desires to subscribe for the purchase of Common Stock must file a subscription agreement during an Enrollment Period, and such employee's participation in this Plan shall commence at the outset of the next Subscription Period. Once enrolled, an Eligible Employee shall continue to participate in this Plan for each succeeding Subscription Period until such Eligible Employee terminates his participation or ceases to be an Eligible Employee. An Eligible Employee who desires to change his rate of contribution may do so effective as of the beginning of the next Subscription Period during the Enrollment Period for the next Subscription Period. An Eligible Employee who is not a Section 16 Officer may also change his rate of contribution during a Subscription Period only pursuant to Section 7(b) of this Plan.

Section 5.  Number of Shares To Be Offered.

         The total number of shares to be made available under this Plan is 100,000 shares of the Company's Common Stock. Such Common Stock may be authorized and unissued shares or shares issued and thereafter acquired by the Company. In the event the total number of shares available for purchase under this Plan are purchased prior to the expiration of this Plan, this Plan may be terminated in accordance with Section 13 of this Plan.

Section 6.  Subscription Price.

         The "Subscription Price" for each share of Common Stock subscribed for under this Plan during each Subscription Period shall be the lesser of 85% of the fair market value of such share on the last trading day before the first day of the Enrollment Period with respect to such Subscription Period or 85% of the fair market value of such share on the last trading day of such Subscription Period. The fair market value of a share shall be the closing price reported by the Nasdaq Stock Market on the applicable date; provided, however, that the Subscription Price shall never be less than $1.00 per share.

Section 7.  Amount of Contribution and Method of Payment.

         (a) The Subscription Price shall be payable by the Eligible Employee by means of payroll deduction. The maximum payroll deduction shall be no more than 10% of an Eligible Employee's Base Pay (as hereinafter defined). The minimum payroll deduction an Eligible Employee must authorize is a payroll deduction, based on such employee's rate of Base Pay at the time of such authorization, that will enable such employee to accumulate by the end of the Subscription Period an amount sufficient to purchase at least ten shares of Common Stock. An Eligible Employee may not make separate cash deposits toward the payment of the Subscription Price.

         (b) An Eligible Employee who is not a Section 16 Officer may at any time during a Subscription Period reduce the amount previously authorized to be deducted from his Base Pay, provided the reduction conforms with the minimum payroll deduction set forth in Section 7(a) of this Plan, by forwarding to the Company a written notice setting forth the reduction in his payroll deduction. The change shall become effective on a prospective basis as soon as practicable after receipt by the Company of the change notice. A payroll deduction may be changed under this Section 7(b) of this Plan, by forwarding to the Company a written notice setting forth the reduction in his payroll deduction only once during any Subscription Period and shall remain in effect for subsequent Subscription Periods, subject to compliance with Section 7(a) of this Plan, until such Eligible Employee terminates his participation or ceases to be an Eligible Employee. A Section 16 Officer may not change his rate of contribution during a Subscription Period.

         (c) "Base Pay" means the straight-time earnings or regular salary paid to an Eligible Employee. Base Pay shall not include overtime, bonuses or other items that are not considered to be regular compensation by the committee administering this Plan pursuant to Section 14 of this Plan. Payroll deductions shall commence with the first paycheck issued during the Subscription Period and shall continue with each paycheck throughout the entire Subscription Period, except for pay periods for which the Eligible Employee receives no compensation (i.e., uncompensated personal leave, leave of absence, etc.).

Section 8.  Purchase of Shares.

         The Company shall maintain on its books a "Plan Account" in the name of each Eligible Employee who authorized a payroll deduction (a "participant"). At the close of each pay period, the amount deducted from the participant's Base Pay shall be credited to the participant's Plan Account. No interest shall be paid by the Company on any Plan Account balance. As of the last day of each Subscription Period, the amount then in the participant's Plan Account shall be divided by the Subscription Price for such Subscription Period and the participant's Plan Account shall be credited with the number of whole shares that results. Share certificates shall be issued and delivered to each participant within a reasonable time thereafter. Any amount remaining in a participant's Plan Account shall be carried forward to the next Subscription Period, but shall not otherwise reduce the amount a participant may contribute pursuant to Section 7 of this Plan during the next Subscription Period. If a participant does not accumulate sufficient funds in his Plan Account to purchase at least ten shares of Common Stock during a Subscription Period, such participant shall be deemed to have withdrawn from this Plan pursuant to Section 9 of this Plan.

         If the number of shares subscribed for during any Subscription Period exceeds the number of shares available for purchase under this Plan, the remaining shares available for purchase shall be allocated among all participants in proportion to their Plan Account balances, exclusive of any amounts carried forward pursuant to the preceding paragraph. If the number of shares that would be credited to any participant's Plan Account in either or both of the Subscription Periods occurring during any calendar year exceeds the limit specified in Section 2(c) of this Plan, the participant's Plan Account shall be credited with the maximum number of shares permissible, and the remaining amounts shall be refunded in cash without interest thereon.

Section 9.  Withdrawal from this Plan.

         A participant other than a Section 16 Officer (unless the withdrawal occurs pursuant to Section 10 of this Plan) may withdraw from this Plan at any time by giving written notice of withdrawal to the Company. As soon as practicable following receipt of a notice of withdrawal, the amount credited to the participant's Plan Account shall be refunded in cash without interest thereon. No further payroll deductions shall be made with respect to such participant except in accordance with an authorization for a new payroll deduction filed during a subsequent Enrollment Period in accordance with Section 4 of this Plan. A participant's withdrawal shall not affect his eligibility to participate during any succeeding Subscription Period. A withdrawal by a Section 16 Officer, other than a withdrawal under Section 10 of this Plan, shall not become effective until the Subscription Period that commences after the date written notice of such withdrawal is received by the Company.

Section 10.  Separation from Employment.

         Separation from employment for any reason, including death, disability or retirement (as hereinafter defined) shall be treated as an automatic withdrawal pursuant to Section 9 of this Plan. However, at the election of a participant who retires, or in the event of a participant's death at the election of his beneficiary, any cash balance in such participant's Plan Account may be used to purchase the appropriate number of whole shares of Common Stock at a Subscription Price determined in accordance with Section 6 of this Plan using the date of his retirement or death as though it was the last day of the Subscription Period. Any cash balance in the Plan Account after such purchase shall be refunded in cash to the participant, or in the event of his death to his beneficiary without interest thereon. A transfer of employment among the Company, the Mutual Company or any Participating Subsidiary shall not be treated as a separation from employment. As used in this Section 10, "retirement" means a termination of employment by reason of a participant's retirement at or after his earliest permissible retirement date pursuant to and in accordance with his employer's regular retirement plan or practice.

Section 11.  Assignment and Transfer Prohibited.

         No participant may assign, pledge, hypothecate or otherwise dispose of his subscription or rights to subscribe under this Plan to any other person, and any attempted assignment, pledge, hypothecation or disposition shall be void, provided that a participant may acquire the shares of Common Stock subscribed to under this Plan in the name of the participant and another person jointly with the right of survivorship upon appropriate written notice to the Company. No subscription or right to subscribe granted to a participant under this Plan shall be transferable by him otherwise than by will or by the laws of descent and distribution, and such subscription rights shall be exercisable, during his lifetime, only by the participant.

Section 12.  Adjustment of and Changes in the Common Stock.

         In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend (either in shares of the Company's Common Stock or of another class of the Company's stock), spin-off or combination of shares, appropriate adjustments shall be made by the Committee appointed pursuant to Section 14 of this Plan in the aggregate number and kind of shares that are reserved for sale under this Plan.

Section 13.  Amendment or Discontinuance of this Plan.

         The Board of Directors of the Company (the "Board") shall have the right to amend, modify or terminate this Plan at any time without notice, provided that no participant's existing rights are adversely affected thereby and provided further that, without the approval of the holders of a majority of the shares of the Company's Common Stock present or represented and entitled to vote at a duly convened meeting of stockholders, no such amendment shall increase the benefits accruing to participants under this Plan, increase the total number of shares subject to this Plan, change the formula by which the price at which the shares shall be sold is determined, or change the class of employees eligible to participate in this Plan.

Section 14.  Administration.

         This Plan shall be administered by a committee to be appointed by the Board consisting of three employees of the Company. The committee may from time to time adopt rules and regulations for carrying out this Plan. Any interpretation or construction of any provision of this Plan by the Board shall be final and conclusive on all persons. Any interpretation or construction of any provision of this Plan by the committee shall be final and conclusive on all persons absent contrary action by the Board.

Section 15.  Designation of Beneficiary.

         A participant may file a written designation of a beneficiary who is to receive any cash credited to the participant under this Plan in the event of such participant's death prior to the delivery to him of such cash. Such designation of a beneficiary may be changed by the participant at any time upon written notice. Upon the death of a participant and upon receipt by the committee of proof of the participant's death and of the identity and existence of a beneficiary validly designated by him under this Plan, the Company shall deliver such cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant's death, the Company shall deliver such cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent, or relative is known to the Company, then to such other person as the Company may designate. No designated beneficiary shall, prior to the death of the participant by whom he has been designated, acquire any interest in the shares or cash credited to the participant under this Plan.

Section 16.  Employees' Rights.

         Nothing contained in this Plan shall prevent the Company, the Mutual Company or any Participating Subsidiary from terminating any employee's employment. No employee shall have any rights as a stockholder of the Company by reason of participation in this Plan unless and until certificates representing the shares of Common Stock for which he has subscribed shall have been issued and delivered by the Company.

Section 17.  Use of Funds.

         All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

Section 18.  Government Regulations.

         The Company's obligation to sell and deliver Common Stock under this Plan is subject to any prior approval or compliance that may be required to be obtained or made from or with any governmental or regulatory authority in connection with the authorization, issuance or sale of such Common Stock.

Section 19.  Titles.

         Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 20.  Applicable Law.

         This Plan shall be construed, administered and governed in all respects under the laws of the Commonwealth of Pennsylvania and the United States of America.

Section 21.  Compliance with Rule 16b-3.

         To the extent that Rule 16b-3 under the Exchange Act applies to purchases made under this Plan, it is the intent of the Company that this Plan comply in all respects with the requirements of Rule 16b-3, that any ambiguities or inconsistencies in the construction of this Plan be interpreted to give effect to such intention and that if this Plan shall not so comply, whether on the date of adoption or by reason of any later amendment to or interpretation of Rule 16b-3, the provisions of this Plan shall be deemed to be automatically amended so as to bring them into full compliance with such rule.

Section 22.  Approval of Stockholders.

         Prior to January 1, 1997, this Plan shall be submitted for approval by the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented and entitled to vote at a duly convened meeting of stockholders. Subscriptions for the purchase of shares under this Plan shall be subject to the condition that this Plan shall be approved by the stockholders of the Company prior to such date in the manner contemplated by
Section 423(b)(2) of the Code. If not so approved prior to such date, this Plan shall terminate, all subscriptions hereunder shall be cancelled and be of no further force or effect and all participants shall be entitled to the prompt refund in cash, without interest, of all sums previously deducted from their compensation pursuant to this Plan.

                               DONEGAL GROUP INC.

                           1996 EQUITY INCENTIVE PLAN

         1. Purpose. The purpose of the Donegal Group Inc. 1996 Equity Incentive Plan (the "Plan") is to further the growth, development and financial success of Donegal Group Inc. (the "Company"), its parent and the subsidiaries of the Company and its parent by providing additional incentives to those officers and key employees who are responsible for the management of the business affairs of the Company, its parent and/or subsidiaries of the Company or its parent, which will enable them to participate directly in the growth of the capital stock of the Company. The Company intends that the Plan will facilitate securing, retaining and motivating management employees of high caliber and potential. To accomplish these purposes, the Plan provides a means whereby management employees may receive stock options ("Options") to purchase the Company's Common Stock, $1.00 par value (the "Common Stock").

         2.       Administration.

                  (a) Composition of the Committee. The Plan shall be administered by a committee of at least three persons (the "Committee") appointed by the Company's Board of Directors. No member of the Committee shall have been, or shall be, granted Options under the Plan, or options or other awards under any other plan of the Company or any of its affiliates, in the year preceding his appointment or while serving on the Committee, except for participation in any plan in which participation would be permitted in accordance with the applicable rules of the Securities and Exchange Commission relating to disinterested administration under the Securities Exchange Act of 1934 (the "Exchange Act"). Subject to the foregoing, from time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, or remove all members of the Committee and thereafter directly administer the Plan.

                  (b) Authority of the Committee. The Committee shall have full and final authority, in its sole discretion, to interpret the provisions of the Plan and to decide all questions of fact arising in its application; to determine the employees to whom Options shall be granted and the type, amount, size and terms of each such grant; to determine the time when Options shall be granted; and to make all other determinations necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all optionees and all other holders of Options granted under the Plan.

         3. Stock Subject to the Plan. Subject to Section 16 hereof, the shares that may be issued under the Plan shall not exceed in the aggregate 345,850 shares of Common Stock. Such shares may be authorized and unissued shares or shares issued and subsequently reacquired by the Company. Except as otherwise provided herein, any shares subject to an Option that for any reason expires or is terminated unexercised as to such shares shall again be available under the Plan.

         4. Eligibility To Receive Options. Persons eligible to receive Options under the Plan shall be limited to those officers and other key employees of the Company, its parent and any subsidiary of the Company or its parent (as defined in Section 425 of the Internal Revenue Code of 1986 (the "Code") or any amendment or substitute thereto) who are in positions in which their decisions, actions and counsel significantly impact upon the profitability and success of the Company, its parent or any subsidiary of the Company or its parent. Directors of the Company who are not also officers or employees of the Company, its parent or any subsidiary of the Company or its parent shall not be eligible to participate in the Plan.

         5. Types of Options. Grants may be made at any time and from time to time by the Committee in the form of stock options to purchase shares of Common Stock. Options granted hereunder may be Options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code or any amendment or substitute thereto ("Incentive Stock Options") or Options that are not intended to so qualify ("Nonqualified Stock Options").

         6. Option Agreements. Options for the purchase of Common Stock shall be evidenced by written agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time. The Options granted hereunder may be evidenced by a single agreement or by multiple agreements, as determined by the Committee in its sole discretion. Each option agreement shall contain in substance the following terms and conditions:

                  (a) Type of Option. Each option agreement shall identify the Options represented thereby either as Incentive Stock Options or Nonqualified Stock Options, as the case may be.

                  (b) Option Price. Each option agreement shall set forth the purchase price of the Common Stock purchasable upon the exercise of the Option evidenced thereby. Subject to the limitation set forth in Section 6(d)(ii) of the Plan, the purchase price of the Common Stock subject to an Incentive Stock Option shall be not less than 100% of the fair market value of such stock on the date the Option is granted, as determined by the Committee, but in no event less than the par value of such stock. The purchase price of the Common Stock subject to a Nonqualified Stock Option shall be not less than 100% of the fair market value of such stock on the date the Option is granted, as determined by the Committee. For this purpose, fair market value on any date shall mean the closing price of the Common Stock, as reported in The Wall Street Journal (or if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation ("Nasdaq") System), or if the Common Stock is not reported by Nasdaq, the fair market value shall be as determined by the Committee pursuant to Section 422 of the Code.

                  (c) Exercise Term. Each option agreement shall state the period or periods of time within which the Option may be exercised, in whole or in part, as determined by the Committee, provided that no Option shall be exercisable after ten years from the date of grant thereof. The Committee shall have the power to permit an acceleration of previously established exercise terms, subject to the requirements set forth herein, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate.

                  (d) Incentive Stock Options. In the case of an Incentive Stock Option, each option agreement shall contain such other terms, conditions and provisions as the Committee determines to be necessary or desirable in order to qualify such Option as a tax-favored Option (within the meaning of Section 422 of the Code or any amendment or substitute thereto or regulation thereunder) including without limitation, each of the following, except that any of these provisions may be omitted or modified if it is no longer required in order to have an Option qualify as a tax-favored Option within the meaning of Section 422 of the Code or any substitute therefor:

                  (i) The aggregate fair market value (determined as of the date the Option is granted) of the Common Stock with respect to which Incentive Stock Options are first exercisable by any employee during any calendar year (under all plans of the Company) shall not exceed $100,000.

                  (ii) No Incentive Stock Options shall be granted to any employee if at the time the Option is granted to the individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries unless at the time such Option is granted the Option price is at least 110% of the fair market value of the stock subject to the Option and, by its terms, the Option is not exercisable after the expiration of five years from the date of grant.

                  (iii) No Incentive Stock Options shall be exercisable more than three months (or one year, in the case of an employee who dies or becomes disabled within the meaning of Section 22(e)(3) of the Code or any substitute therefor) after termination of employment.

                  (e) Substitution of Options. Options may be granted under the Plan from time to time in substitution for stock options held by employees of other corporations who are about to become, and who do concurrently with the grant of such options become, employees of the Company, its parent or a subsidiary of the Company or its parent as a result of a merger or consolidation of the employing corporation with the Company, its parent or a subsidiary of the Company or its parent, or the acquisition by the Company, its parent or a subsidiary of the Company or its parent of the assets of the employing corporation, or the acquisition by the Company, its parent or a subsidiary of the Company or its parent of stock of the employing corporation. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Section 6 to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

         7. Date of Grant. The date on which an Option shall be deemed to have been granted under the Plan shall be the date of the Committee's authorization of the Option or such later date as may be determined by the Committee at the time the Option is authorized. Notice of the determination shall be given to each individual to whom an Option is so granted within a reasonable time after the date of such grant.

         8. Exercise and Payment for Shares. Options may be exercised in whole or in part, from time to time, by giving written notice of exercise to the Secretary of the Company, specifying the number of shares to be purchased, except that no Option may be exercised in whole or in part during the first six months after such Option is granted unless expressly permitted by the Committee. The purchase price of the shares with respect to which an Option is exercised shall be payable in full with the notice of exercise in cash, Common Stock at fair market value, or a combination thereof, as the Committee may determine from time to time and subject to such terms and conditions as may be prescribed by the Committee for such purpose. The Committee may also, in its discretion and subject to prior notification to the Company by an optionee, permit an optionee to enter into an agreement with the Company's transfer agent or a brokerage firm of national standing whereby the optionee will simultaneously exercise the option and sell the shares acquired thereby through the Company's transfer agent or such a brokerage firm and either the Company's transfer agent or the brokerage firm executing the sale will remit to the Company from the proceeds of sale the exercise price of the shares as to which the option has been exercised.

         9. Rights upon Termination of Employment. In the event that an optionee ceases to be an employee of the Company, its parent or any subsidiary of the Company or its parent for any reason other than death, retirement, as hereinafter defined, or disability (within the meaning of Section 22(e)(3) of the Code or any substitute therefor), the optionee shall have the right to exercise the Option during its term within a period of three months after such termination to the extent that the Option was exercisable at the time of termination, or within such other period, and subject to such terms and conditions as may be specified by the Committee. In the event that an optionee dies, retires or becomes disabled prior to the expiration of his Option and without having fully exercised his Option, the optionee or his successor shall have the right to exercise the Option during its term within a period of one year after termination of employment due to death, retirement or disability to the extent that the Option was exercisable at the time of termination, or within such other period, and subject to such terms and conditions as may be specified by the Committee. As used in this Section 9, "retirement" means a termination of employment by reason of an optionee's retirement at or after his earliest permissible retirement date pursuant to and in accordance with his employer's regular retirement plan or personnel practices. Notwithstanding the provisions of Section 6(d)(iii) hereof, if the term of an Incentive Stock Option continues for more than three months after termination of employment due to retirement or more than one year after termination of employment due to death or disability, such Option shall thereupon lose its status as an Incentive Stock Option and shall be treated as a Nonqualified Stock Option.

         10. General Restrictions. Each Option granted under the Plan shall be subject to the requirement that if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an Option with respect to the disposition of shares of Common Stock is necessary or desirable as a condition of or in connection with the granting of such Option or the issuance or purchase of shares of Common Stock thereunder, such Option shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

         11. Rights of a Stockholder. The recipient of any Option under the Plan, unless otherwise provided by the Plan, shall have no rights as a stockholder unless and until certificates for shares of Common Stock are issued and delivered to him.

         12. Right to Terminate Employment. Nothing contained in the Plan or in any option agreement entered into pursuant to the Plan shall confer upon any optionee the right to continue in the employment of the Company, its parent or any subsidiary of the Company or its parent or affect any right that the Company, its parent or any subsidiary of the Company or its parent may have to terminate the employment of such optionee.

         13. Withholding. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. If and to the extent authorized by the Committee, in its sole discretion, an optionee may make an election, by means of a form of election to be prescribed by the Committee, to have shares of Common Stock that are acquired upon exercise of an Option withheld by the Company or to tender other shares of Common Stock or other securities of the Company owned by the optionee to the Company at the time of exercise of an Option to pay the amount of tax that would otherwise be required by law to be withheld by the Company as a result of any exercise of an Option. Any such election shall be irrevocable and shall be subject to termination by the Committee, in its sole discretion, at any time. Any securities so withheld or tendered will be valued by the Committee as of the date of exercise.

         14. Non-Assignability. No Option under the Plan shall be assignable or transferable by the recipient thereof except by will or by the laws of descent and distribution or by such other means as the Committee may approve. During the life of the recipient, such Option shall be exercisable only by such person or by such person's guardian or legal representative.

         15. Non-Uniform Determinations. The Committee's determinations under the Plan (including without limitation determinations of the persons to receive Options, the form, amount and timing of such grants, the terms and provisions of Options, and the agreements evidencing same) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, grants of Options under the Plan whether or not such persons are similarly situated.

         16.      Adjustments.

                  (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

                  (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, all outstanding Options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee and give each Option holder the right to exercise his Option as to all or any part of the shares of Common Stock covered by the Option, including shares as to which the Option would not otherwise be exercisable.

                  (c) Sale or Merger. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Committee, in the exercise of its sole discretion, may take such action as it deems desirable, including, but not limited to: (i) causing an Option to be assumed or an equivalent option to be substituted by such successor corporation or a parent or subsidiary of such successor corporation, (ii) providing that each Option holder shall have the right to exercise his Option as to all of the shares of Common Stock covered by the Option, including shares as to which the Option would not otherwise be exercisable, or (iii) declare that an Option shall terminate at a date fixed by the Committee provided that the Option holder is given notice and opportunity to exercise his Option prior to such date.

         17. Amendment. The Committee may terminate or amend the Plan at any time, except that without stockholder approval the Committee may not (i) materially increase the maximum number of shares that may be issued under the Plan (other than increases pursuant to Section 16 hereof), (ii) materially increase the benefits accruing to participants under the Plan or (iii) materially modify the requirements as to eligibility for participation in the Plan. The termination or any modification or amendment of the Plan shall not, without the consent of a participant, affect his rights under an Option previously granted.

         18. Reservation of Shares. The Company, during the term of the Plan, will at all times reserve and keep available such number of shares as shall be sufficient to satisfy the require- ments of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder, shall relieve the Company of any liability for the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

         19. Effect on Other Plans. Participation in the Plan shall not affect an employee's eligibility to participate in any other benefit or incentive plan of the Company, its parent or any subsidiary of the Company or its parent. Any Options granted pursuant to the Plan shall not be used in determining the benefits provided under any other plan of the Company, its parent or any subsidiary of the Company or its parent unless specifically provided.

         20. Duration of the Plan. The Plan shall remain in effect until all Options granted under the Plan have been satisfied by the issuance of shares, but no Option shall be granted more than ten years after the earlier of the date the Plan is adopted by the Company or is approved by the Company's stockholders.

         21. Forfeiture for Dishonesty. Notwithstanding anything to the contrary in the Plan, if the Committee finds, by a majority vote, after full consideration of the facts presented on behalf of both the Company and any optionee, that the optionee has been engaged in fraud, embezzlement, theft, commission of a felony or dishonest conduct in the course of his employment or retention by the Company, its parent or any subsidiary of the Company or its parent that damaged the Company, its parent or any subsidiary of the Company or its parent or that the optionee has disclosed confidential information of the Company, its parent or any subsidiary of the Company or its parent, the optionee shall forfeit all unexercised Options and all exercised Options under which the Company has not yet delivered the certificates. The decision of the Committee in interpreting and applying the provisions of this Section 21 shall be final. No decision of the Committee, however, shall affect the finality of the discharge or termination of such optionee by the Company, its parent or any subsidiary of the Company or its parent in any manner.

         22. No Prohibition on Corporate Action. No provision of the Plan shall be construed to prevent the Company or any officer or director thereof from taking any action deemed by the Company or such officer or director to be appropriate or in the Company's best interest, whether or not such action could have an adverse effect on the Plan or any Options granted hereunder, and no optionee or optionee's estate, personal representative or beneficiary shall have any claim against the Company or any officer or director thereof as a result of the taking of such action.

         23. Indemnification. With respect to the administration of the Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further action on his part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of, any action, suit or proceeding in which he may be involved by reason of his being or having been a member of the Committee or the Board of Directors, whether or not he continues to be such member at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Committee or the Board of Directors (i) in respect of matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as such member of the Committee or the Board of Directors; or (ii) in respect of any matter in which any settlement is effected for an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee or the Board of Directors unless, within 60 days after institution of any such action, suit or proceeding, he shall have offered the Company in writing the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Committee or the Board of Directors and shall be in addition to all other rights to which such member may be entitled as a matter of law, contract or otherwise.

         24.      Miscellaneous Provisions.

                  (a) Compliance with Plan Provisions. No optionee or other person shall have any right with respect to the Plan, the Common Stock reserved for issuance under the Plan or in any Option until a written option agreement shall have been executed by the Company and the optionee and all the terms, conditions and provisions of the Plan and the Option applicable to such optionee (and each person claiming under or through him) have been met.

                  (b) Approval of Counsel. In the discretion of the Committee, no shares of Common Stock, other securities or property of the Company or other forms of payment shall be issued hereunder with respect to any Option unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

                  (c) Compliance with Rule 16b-3. To the extent that Rule 16b-3 under the Exchange Act applies to Options granted under the Plan, it is the intent of the Company that the Plan comply in all respects with the requirements of Rule 16b-3, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if the Plan shall not so comply, whether on the date of adoption or by reason of any later amendment to or interpretation of Rule 16b-3, the provisions of the Plan shall be deemed to be automatically amended so as to bring them into full compliance with such rule.

                  (d) Effects of Acceptance of Option. By accepting any Option or other benefit under the Plan, each optionee and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board of Directors and/or the Committee or its delegates.

                  (e) Construction. The masculine pronoun shall include the feminine and neuter, and the singular shall include the plural, where the context so indicates.

         25. Stockholder Approval. The exercise of any Option granted under the Plan shall be subject to the approval of the Plan by the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock present, or represented, and entitled to vote at a meeting duly held.